Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION
                                1445 ROSS AVENUE
                                  SUITE 3200                  AUSTIN, TEXAS
                              DALLAS, TEXAS 75202             (512) 499-3800
                                                            CHICAGO, ILLINOIS
                                 (214) 855-4500               (312) 425-3900
                            TELECOPIER (214) 855-4300        HOUSTON, TEXAS
                                                              (713) 951-3300
                                www.jenkens.com          LOS ANGELES, CALIFORNIA
                                                              (310) 820-8800
                                                           NEW YORK, NEW YORK
                                                              (212) 704-6000
                                                           SAN ANTONIO, TEXAS
                                                              (210) 246-5000
                                                             WASHINGTON, D.C.
                                                              (202) 326-1500

                                January 22, 2003


FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway
Suite 1300
Irving, Texas 75062-3933

         Re: FelCor Lodging Trust Incorporated - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January 22, 2003, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 750,000 shares (the "Shares") of the $0.01 par value common stock (the "Common Stock") of the Company that may be issued by the Company pursuant to the Company's 2001 Restricted Stock and Stock Option Plan (the "Plan").

         You have requested an opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Amendment and Restatement of the Company, as further amended and supplemented (the "Charter"); (2) the Bylaws of the Company, as amended (the "Bylaws"); (3) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan and related matters;
(4) the Registration Statement and exhibits thereto, including the Plan; and (5) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Charter, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem

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January 22, 2003
Page 2



reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent review or verification of their accuracy.

         Based upon our examination and consideration of, and reliance on, the documents and other matters described above, and subject to the assumptions noted below, we are of the opinion that: (1) the Company presently has available at least 750,000 shares of authorized but unissued shares and/or treasury shares of the Common Stock from which may be issued the Shares proposed to be issued pursuant to the Plan, and (2) assuming that:

         (a) the shares of restricted stock and options granted under the Plan will be duly granted and issued in accordance with the terms of the Plan;

         (b) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons granted shares of restricted stock and options under the Plan; and

         (c) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan (or agreements executed in connection with the Plan) and exceeds the par value of such shares;

then the Shares that may be issued in accordance with the terms of the Plan will be, when and if issued, duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       Jenkens & Gilchrist,
                                       A Professional Corporation


                                       By: /s/ Robert W. Dockery
                                          ----------------------------------
                                          Authorized Signatory


cc: Mr. Lawrence D. Robinson